                                                                   EXHIBIT 10.11


                          CONSULTING SERVICES AGREEMENT


                                                          August 1, 1997


      Following is the agreement between Cam L. Garner (the "Consultant") and CardioDynamics International Corporation, a California corporation (together with its successors and assigns, the "Company"), with respect to consulting services of Consultant for the Company:

      1. Consultant agrees to render consulting services ("Services") to the Company, upon request by the Company, for the term of this Agreement. Consultant's duties shall include, but are not limited to, those duties set forth in Attachment A hereto and such other duties as the Company may from time to time prescribe. Consultant shall report directly to the President of the Company and shall provide Services in accordance with the instructions of the President, and with such reasonable instructions given to Consultant by any other officer of the Company.

      2. Consultant shall be paid a monthly fee of $2,083.33 for performing Services under this Agreement. In addition, the Company shall reimburse Consultant for reasonable long distance travel (transportation, lodging, and meals) and telephone expenses Consultant is required to incur in providing the Services. All long-distance travel and lodging will be coach class or equivalent and must be authorized in writing by the Company in advance. The foregoing fees and expense reimbursements are Consultant's sole compensation for rendering Services to the Company.

      3. Consultant's performance of Services under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services.

      4. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any person or entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

      5. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company, and Consultant agrees not to purport to do any of such things.

      6. Consultant will indemnify and hold Company harmless as well as defend Company against any and all loss, liability, damage, settlements, claims, demands or suits plus related costs and expenses to persons or property that arise (directly or indirectly) from acts or omissions of Consultant, or breach of any term or condition of this Agreement.

      7. In consideration of the mutual covenants and agreements herein set forth, the parties further agree as follows:

            a. Consultant understands that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which become or will become known by, or was or is conveyed to the Company (including, without limitation, "Results" as defined above), which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about trade secrets, computer programs, software, code, algorithms, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of Company employees and other consultants, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. Consultant understands that the consulting arrangement between Consultant and the Company creates a relationship of confidence and trust between Consultant and the Company with respect to Proprietary Information.

            b. Consultant understands that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Consultant or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

            c. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company. Consultant acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right (without posting any bond or other security) to obtain temporary, preliminary and/or permanent injunctive relief.

            d. All Company Materials shall be the sole property of the Company. Consultant agrees that during the term of this Agreement, Consultant will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, without the Company's prior express written consent. Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Materials, any document or media which contains Results, apparatus, equipment and other physical property or any reproduction of such property, excepting only Consultant's copy of this Agreement. At all times before or after completion of the Services, the Company shall have the right to examine the Results and any materials relating thereto to ensure Consultant's compliance with the provisions of this Agreement.

            e. During the term of this Agreement and for one (1) year thereafter, Consultant will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason.

            f. Consultant represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Consultant has not entered into and Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Consultant's performance of the Service under this Agreement.

            g. Consultant agrees that during the term of this Agreement Consultant will not engage in any employment, business, or activity that in any way involves or is in any way competitive with the business or proposed business of the Company, and Consultant will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

      8. This Agreement will terminate on December 31, 1998, unless terminated earlier pursuant to Section 9 of this Agreement.

      9. Consultant agrees that this Agreement may be terminated by either the Company or the Consultant at any time, for any reason, with or without cause, by giving written notice to the other party; termination to be effective upon the other party's receipt of notice. Termination shall not relieve either party of liability for prior breach.

      10. Consultant agrees that all obligations under Section 4, 6, 7(c), 7(d), and 7(e) of this Agreement shall continue in effect after any expiration or termination of this

Agreement, and that the Company is entitled to communicate Consultant's obligations under this Agreement to any future client or potential client (or employer or potential employer) of Consultant.

      11. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that is shall not be assignable by Consultant.

      12. Consultant agrees that any dispute concerning the breach, meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof, and shall at the Company's option be litigated in San Diego, California courts. Consultant agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts. Consultant further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded and shall otherwise remain in full force and effect and be enforceable in accordance with its terms.

      13. All notices required or given under this Agreement shall be addressed to the Company or Consultant at the designated addresses shown below (or such other address as either party may notify the other party of by notice given under this Section 13) by registered mail or by certified courier service:

            a.    To Company:

                  CardioDynamics International Corporation
                  6155 Cornerstone Court East
                  Suite 125
                  San Diego, CA  92121

            b.    To Consultant:

                  Cam L. Garner
                  Dura Pharmaceuticals
                  7474 Lusk Blvd.
                  San Diego, CA  92121

      14. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified or waived by a subsequent written agreement executed by Consultant and the President of the Company, which expressly refers to this Agreement and expressly states an intention to modify or waive it. Any such modification or waiver shall be limited to its express terms and scope. Consultant acknowledges that Consultant has not relied on any representation, warranty, condition, promise, understanding, arrangement, agreement or inducement of any kind in entering into this Agreement.

      CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT. CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY CONSULTANT.


Dated: August 1, 1997                  [SIG]
                                       -----------------------------------------
                                       Consultant


Accepted and Agreed to:

CARDIODYNAMICS INTERNATIONAL COPRORATION



By: [SIG]
    ------------------------------------
    President

                                  ATTACHMENT A

                              DUTIES OF CONSULTANT


To advise/consult the Company on various business activities including, but not limited to strategies, alliances, capitalization, sales & marketing, and corporate strategies.